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                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT dated as of July 1, 1999 by and between JAKKS Pacific, Inc., a Delaware corporation (the "Company"), and Stephen G. Berman ("Executive")

                              W I T N E S S E T H :

         WHEREAS, the Company desires to employ Executive on the terms and subject to the conditions hereinafter set forth, and Executive desires so to be employed;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

         1. Offices and Duties. The Company hereby employs Executive during the Term (as hereinafter defined) to serve as the Company's Chief Operating Officer and to perform such executive and supervisory duties on behalf of the Company as the Company's Board of Directors may from time to time reasonably direct. The Company's Board of Directors shall elect Executive to serve as the Company's President, and may elect or designate Executive to serve in such other corporate offices of the Company or a subsidiary of the Company as the Company's Board of Directors from time to time may deem necessary, proper or advisable. Executive hereby accepts such employment and agrees that throughout the Term he shall faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, perform the duties assigned to him or incidental to the offices assumed by him pursuant to this Section. Executive shall devote substantially all of his business time and attention to the business and affairs of the Company, but Executive shall not be required to devote any minimum amount of time or report or perform his duties hereunder on a fixed or periodic basis, and Executive may engage or participate in such other activities incidental to any other employment, occupation or business venture or enterprise as do not materially interfere with or compromise his ability to perform his duties hereunder. Executive shall at all times be subject to the direction and control of the Company's Board of Directors, and observe and comply with such rules, regulations, policies and practices as the Company's Board of Directors may from time to time establish.

         2. Term. The employment of Executive hereunder shall commence on the date hereof and continue for a term of ten (10) years ending on June 30, 2009, subject to earlier termination upon the terms and conditions provided elsewhere herein (the "Term"). As used herein, "Termination Date" means the last day of the Term.

         3.       Compensation.

                  (a) As compensation for his services hereunder, the Company shall pay to Executive during the Term:

                           (i) a base salary in 1999 at the rate of $496,000 per
annum, and in each subsequent year during the Term at a rate to be determined by the Company's Board of Directors, but that is at least $25,000 more than the rate in the immediately preceding year (the "Base Salary"), such Base Salary to be paid in substantially equal installments no less often than twice monthly;




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                           (ii) a bonus (the "4% Bonus") in respect of each
Bonus Period (as hereinafter defined) in which Pre-Tax Income (as hereinafter defined) equals or exceeds the Bonus Target (as hereinafter defined) for such Bonus Period, payable within 90 days after the end of such Bonus Period, in an amount equal to the lesser of (A) 4% of such Pre-Tax Income and (B) $1,000,000; and

                           (iii) such additional incentive or bonus compensation
as the Company's Board of Directors may from time to time determine.

                  (b)      For the purposes of Section 3(a):

                           (i) A "Bonus Period" is either a fiscal year of the
Company ending during the Term or, if the Term ends on a day other than the last day of a fiscal year of the Company, the portion of such fiscal year ending on the last day of the last full month ending during the Term.

                           (ii) The "Bonus Target" for any Bonus Period is (A)
$2 million, if such Bonus Period consists of 12 calendar months, or (B) in any other case, the product of (I) $5,479.45 and (II) the number of days included in such Bonus Period.

                           (iii) The "Pre-Tax Income" in any Bonus Period is the
Company's income before any deduction or reserve for income taxes and without adjustment for any extraordinary item.

The determination of the Bonus Target, Pre-Tax Income and the 4% Bonus for any Bonus Period, including all estimates, allocations or prorations required to be made in connection therewith, shall be made by the Company's regularly-engaged independent certified public accounts in accordance with generally accepted accounting principles applied on a basis consistent with past periods, which determination, absent manifest error, shall be conclusive and binding upon the Company and Executive. If a Bonus Period ends prior to the end of a fiscal year of the Company, and any year-end adjustment is subsequently made that affects the determination of the 4% Bonus for such Bonus Period, the Company shall promptly give written notice to Executive of any change proposed to be made to such 4% Bonus, setting forth in reasonable detail therein the amount of and basis for such change. If such change involves an increase to such 4% Bonus, the Company shall pay such increase to Executive concurrently with the delivery of such notice; and if such change involves a decrease to such 4% Bonus, Executive shall repay the amount of such decrease to the Company promptly, and in any event within 60 days, after receipt of such notice.

                  (c) At his request, the Company shall use its best efforts to procure major medical, hospitalization, dental and disability insurance for the benefit of Executive and life insurance in the amount of $500,000 in favor of such beneficiary or beneficiaries as Executive may from time to time designate, and the Company shall pay all premiums and any other costs or expenses incurred to maintain such policies in effect during the term of Executive's employment hereunder.




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                  (d) In addition to his Base Salary and other compensation
provided herein, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock, stock option or other equity participation plan and any profit-sharing, pension, retirement, insurance, medical service or other employee benefit plan generally available to the executive officers of the Company, and to receive any other benefits or perquisites generally available to the executive officers of the Company pursuant to any employment policy or practice, which may be in effect from time to time during the Term. Except as otherwise expressly provided herein, the Company shall be under no obligation hereunder to institute or to continue any such employee benefit plan or employment policy or practice.

                  (e) No provision hereof is intended, or shall be deemed, to impair or limit Executive's eligibility to receive, or any right he may now or at any time hereafter have to receive, hold or dispose of any common stock, par value $.001 per share, of the Company (the "Common Stock") or other securities of the Company or to receive, hold or exercise any options, warrants or other rights to acquire any Common Stock or other securities of the Company.

                  (f) During the Term, Executive shall not be entitled to additional compensation for serving in any office of the Company (or any subsidiary thereof) to which he is elected or appointed, except that, throughout any period or periods during which he shall serve as a director of the Company (or such subsidiary), Executive shall be entitled to directors' fees in accordance with the policies and practices of the Company (or such subsidiary) then in effect.

         4.       Expense Allowance.

                  (a) The Company shall pay directly, or advance funds to Executive or reimburse Executive for, all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of itemized expense reports, receipts or vouchers in accordance with its then customary policies and practices.

                  (b) The Company shall provide to Executive a suitable automobile or other vehicle for his exclusive use and the Company shall pay the entire cost thereof, including without limitation purchase price or lease payments, insurance premiums, repair charges, and maintenance and operating expenses, or if, in lieu thereof, Executive uses his own automobile or other vehicle, the Company shall grant him a monthly allowance in an amount sufficient to pay all such costs therefor.

         5. Location. Except for routine travel and temporary accommodation reasonably required to perform his services hereunder, Executive shall not be required to perform his services hereunder at any location other than the principal executive office of the Company, which office shall be located throughout the Term at its location on the date hereof, or, if relocated, at a location within a distance of 30 miles from its location on the date hereof, or at such other office or site to which Executive may, in his sole discretion, consent; nor shall he be required to relocate his principal residence to, or otherwise to reside at, any location specified by the Company.




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         6. Office. The Company shall provide Executive with suitable office space, furnishings and equipment, secretarial and clerical services and such other facilities and office support as Executive may reasonably request.

         7. Vacation. Executive shall be entitled to four weeks paid vacation during each year of his employment hereunder, such vacation to be taken at such time or times as shall be agreed upon by Executive and the Company. Vacation time shall be cumulative from year to year, except that Executive shall not be entitled to take more than eight weeks vacation during any consecutive 12-month period during the Term.

         8. Key-Man Insurance. The Company shall have the right from time to time to purchase, increase, modify or terminate insurance policies on the life of Executive for the benefit of the Company in such amounts as the Company may determine in its sole discretion. In connection therewith, Executive shall, at such time or times and at such place or places as the Company may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Company may deem necessary or appropriate.

         9. Trade Secrets. Executive shall hold in a fiduciary capacity for the benefit of the Company all information relating to or concerned with its operations, business and affairs, and he shall not, at any time hereafter, use or disclose any such information to any person other than to the Company or its designees or except as may otherwise be required in connection with the business and affairs of the Company.

         10. Intellectual Property. Subject to Sections 2870 and 2871 of the California Labor Code:

                  (a) Any idea, invention, design, process, system, procedure, improvement, development or discovery conceived, developed, created or made by Executive, alone or with others, during the Term and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company.

                  (b) Executive shall disclose the same promptly and completely to the Company and shall, during the Term or thereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing and procuring such applications for patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any Proceeding (as hereinafter defined), in other to obtain, maintain and protect the Company's right therein and thereto.




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         11.      No Competition.

                  (a) During the Term, and if his employment terminates because he is discharged by the Company "for cause" pursuant to Section 13 or he voluntarily resigns pursuant to Section 14(c), for a further period of one year thereafter, Executive shall not, directly or indirectly:

                           (i) own, control, manage, operate, participate or
invest in, or otherwise be connected with, in any manner, any business activity, venture or enterprise which is engaged in any business in the United States in which the Company (or any subsidiary thereof) is currently engaged or is engaged at the time of termination of Executive's employment hereunder, or

                           (ii) for himself or on behalf of any other person,
employ or engage any person who at the time shall have been within the preceding 12-month period an employee of the Company (or such subsidiary) or contact any supplier, customer or employee of the Company (or such subsidiary) for the purpose of soliciting or diverting any supplier, customer or employee from the Company (or such subsidiary) .

                  (b) The provisions of Section 11(a) notwithstanding, Executive may invest his funds in securities of an issuer if the securities of such issuer are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Executive's holdings therein represent less than 1% of the total number of shares or principal amount of the securities of such issuer outstanding.

                  (c) Executive acknowledges that the provisions of this Section, and the period of time, geographic area and scope and type of restrictions on his activities set forth herein, are reasonable and necessary for the protection of the Company.

         12. Termination Upon Disability. In the event that Executive is unable to perform his duties hereunder by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 180 days in any consecutive 12-month period, the Company shall have the right to terminate Executive's employment hereunder within 60 days after the 180th day of his disability or incapacity by giving Executive notice to such effect at least 30 days prior to the date of termination set forth in such notice, and on such date such employment shall terminate.

         13.      Termination for Cause.

                  (a) In addition to any other rights or remedies provided by law or in this Agreement, the Company may terminate Executive's employment under this Agreement if:




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                           (i) Executive is convicted of, or enters a plea of
guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either Executive fails to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if Executive does perfect such an appeal, his conviction of a felony offense is sustained on appeal; or

                           (ii) the Company's Board of Directors determines,
after due inquiry, based on convincing evidence, that Executive has:

                           (A) committed fraud against, or embezzled or misappropriated funds or other assets of, the Company (or any subsidiary thereof);

                           (B) violated, or caused the Company (or any subsidiary thereof) or any officer, employee or other agent thereof, or any other person to violate, any material law, regulation or ordinance or any material rule, regulation, policy or practice established by the Company's Board of Directors;

                           (C) willfully, or because of gross or persistent negligence, (A) failed properly to perform his duties hereunder or (B) acted in a manner detrimental to, or adverse to the interests of, the Company; or

                           (D) violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by Executive hereunder;

and that, in the case of any violation or failure referred to in clause (B), (C) or (D) of this paragraph (ii) of Section 13(a), such violation or failure has caused, or is reasonably likely to cause, the Company to suffer or incur a substantial casualty, loss, penalty, expense or other liability or cost.

                  (b) The Company may effect such termination for cause by giving Executive notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least five days prior to the date of termination set forth therein; provided however that Executive may avoid such termination if Executive, prior to the date of termination set forth in such notice, cures or explains to the reasonable satisfaction of the Company's Board of Directors the factual basis for termination set forth therein.

                  (c) In making any determination pursuant to Section 13(a) as to the occurrence of any act or event described in clauses (A) to (D) of paragraph (ii) thereof (each, a "For Cause Event"), each of the following shall constitute convincing evidence of such occurrence:




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                           (i) if Executive is made a party to, or target of,
any Proceeding arising under or relating to any For Cause Event, Executive's failure to defend against such Proceeding or to answer any complaint filed against him therein, or to deny any claim, charge, averment, or allegation thereof asserting or based upon the occurrence of a For Cause Event;

                           (ii) any judgment, award, order, decree or other
adjudication or ruling in any such Proceeding finding or based upon the occurrence of a For Cause Event (that is not reversed or vacated on appeal); or

                           (iii) any settlement or compromise of, or consent
decree issued in, any such Proceeding in which Executive expressly admits the occurrence of a For Cause Event;

provided that none of the foregoing shall be dispositive or create an irrebuttable presumption of the occurrence of such For Cause Event; and provided further that the Company's Board of Directors may rely on any other factor or event as convincing evidence of the occurrence of a For Cause Event.

                  (d) In determining and assessing the detrimental effect of any For Cause Event on the Company and whether such For Cause Event warrants the termination of Executive's employment hereunder, the Company's Board of Directors shall take the following factors, to the extent applicable and material, into account:

                           (i) whether the Company's Board of Directors
directed or authorized Executive to take, or to omit to take, any action involved in such For Cause Event, or approved, consented to or acquiesced in his taking or omitting to take such action;

                           (ii) any award of damages, penalty or other sanction,
remedy or relief granted or imposed in any Proceeding based upon or relating to such For Cause Event, and whether such sanction, remedy or relief is sufficient to recompense the Company or any other injured person, or to prevent or to deter the recurrence of such For Cause Event;

                           (iii) whether any lesser sanction would be
appropriate and effective; and

                           (iv) any adverse effect that the loss of Executive's
services would have, or be reasonably likely to have, upon the Company.

         14. Termination by Executive. In addition to any other rights or remedies provided by law or in this Agreement, Executive may terminate his employment hereunder:

                  (a) if (i) the Company violates, or fails to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by it hereunder or, (ii) as a result of any action or failure to act by the Company, there is a material change in the nature or scope of the duties, obligations, rights or powers of Executive's employment, by giving the Company notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least five days prior to the date of termination set forth therein; provided however that the Company may avoid such termination if it, prior to the date of termination set forth in such notice, cures or explains to the reasonable satisfaction of Executive the factual basis for termination set forth therein;




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                  (b) if a Change of Control (as hereinafter defined) occurs during the Term, at any time within the two-year period thereafter, by giving the Company notice to such effect, setting forth the event or circumstance constituting such Change of Control, such termination to be effective upon the date of termination, not more than 30 days after the date of such notice, set forth therein or, if no such date is set forth therein, immediately upon delivery of such notice to the Company; or

                  (c) at any time by giving the Company written notice to such effect at least 60 days prior to the date of termination set forth therein, such termination to be irrevocable upon receipt of such notice by the Company.

The termination by Executive of his employment hereunder pursuant to Section 14(a) or 14(b) shall not constitute or be deemed to constitute for any purpose a "voluntary resignation" of his employment.

         15.      Compensation upon Termination.

                  (a) Upon termination of Executive's employment hereunder, he shall be entitled to receive, in any case, any compensation or other amount due to him pursuant to Section 3 or 4 in respect of his employment prior to the Termination Date.

                  (b) If Executive is discharged "for cause" pursuant to Section 13, except for the payment of any amount required to be made by Section 15(a), from and after the Termination Date, the Company shall have no further obligation to Executive hereunder, including without limitation any obligation pursuant to Section 17.

                  (c) If his employment is terminated by Executive pursuant to
Section 14(a) or by the Company other than "for cause" pursuant to Section 13, he shall be entitled to receive an amount equal to the product of (i) the sum of
(A) his Base Salary in effect on the Termination Date and (B) his 4% Bonus for the last Bonus Period ending before the Termination Date (annualized if such Bonus Period is other than a 12-month fiscal year of the Company), and (ii) a fraction, the numerator of which is the number of full months remaining in the balance of the Term after the Termination Date and the denominator of which is 120.

                  (d) If his employment terminates pursuant to Section 14(b) and, if at the time Executive gives the Company the notice of termination referred to therein, the Company has not given to Executive a notice of termination upon his disability pursuant to Section 12 or "for cause" pursuant to Section 13, he shall be entitled to receive, upon the terms and subject to the conditions set forth in Section 16, the Parachute Amount (as hereinafter defined).




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                  (e) Any amount payable to Executive upon termination of his employment hereunder shall be paid promptly, and in any event within 30 days, after the Termination Date.

                  (f) Executive shall have no obligation hereunder to seek or to accept any other employment after the Termination Date or otherwise to mitigate the payments required to be made by this Section. No compensation or other amount received or receivable by Executive on account of any employment or engagement after the Termination Date shall be offset against or deducted from any payment required to be made by this Section.

         16.      Change of Control.

                  (a)      For the purposes of this Section 16:

                           (i)  The "Act" is the Securities Exchange Act of
1934, as amended.

                           (ii) A "person" includes a "group" within the meaning
of Section 13(d)(3) of the Act.

                           (iii) "Control" is used herein as defined in Rule
12b-2 under the Act.

                           (iv) "Beneficially owns" and "acquisition" are used
herein as defined in Rules 13d-3 and 13d-5, respectively, under the Act.

                           (v) "Non-Affiliated Person" means any person, other
than Executive, an employee stock ownership trust of the Company (or any trustee thereof for the benefit of such trust), or any person controlled by Executive, the Company or such a trust.

                           (vi) "Voting Securities" includes Common Stock and
any other securities of the Company that ordinarily entitle the holders thereof to vote, together with the holders of Common Stock or as a separate class, with respect to matters submitted to a vote of the holders of Common Stock, but securities of the Company as to which the consent of the holders thereof is required by applicable law or the terms of such securities only with respect to certain specified transactions or other matters, or the holders of which are entitled to vote only upon the occurrence of certain specified events (such as default in the payment of a mandatory dividend on preferred stock or a scheduled installment of principal or interest of any debt security), shall not be Voting Securities.

                           (vii) "Right" means any option, warrant or other
right to acquire any Voting Security (other than such a right of conversion or exchange included in a Voting Security).

                           (viii) The "Code" is the Internal Revenue Code of
1986, as amended.

                           (ix) "Base amount," "present value" and "parachute
payment" are used herein as defined in Section 280G of the Code.




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                  (b) A "Change of Control" occurs when:

                           (i)  a Non-Affiliated Person acquires control of the
Company;

                           (ii) upon an acquisition of Voting Securities or
Rights by a Non- Affiliated Person or any change in the number or voting power of outstanding Voting Securities, such Non-Affiliated Person beneficially owns Voting Securities or Rights entitling such person to cast a number of votes (determined in accordance with Section 16(g)) equal to or greater than 25% of the sum of (A) the number of votes that may be cast by all other holders of outstanding Voting Securities and (B) the number of votes that may be cast by such Non-Affiliated Person (determined in accordance with Section 16(g)); or

                           (iii) upon any change in the membership of the
Company's Board of Directors, a majority of the directors are persons who are not nominated or appointed by the Company's Board of Directors as constituted prior to such change.

                  (c) The "Parachute Amount" to which Executive shall be entitled pursuant to Section 15(d) shall equal 2.99 times Executive's base amount.

                  (d) It is intended that the present value of any payments or benefits to Executive, whether hereunder or otherwise, that are includable in the computation of parachute payments shall not exceed 2.99 times the base amount. Accordingly, if Executive receives any payment or benefit from the Company prior to payment of the Parachute Amount which, when added to the Parachute Amount, would subject any of the payments or benefits to Executive to the excise tax imposed by Section 4999 of the Code, the Parachute Amount shall be reduced by the least amount necessary to avoid such tax. The Company shall have no obligation hereunder to make any payment or provide any benefit to Executive after the payment of the Parachute Amount which would subject any of such payments or benefits to the excise tax imposed by Section 4999 of the Code.

                  (e) Any other provision hereof notwithstanding, Executive may, prior to his receipt of the Parachute Amount pursuant to Section 15(d), waive the payment thereof, or, after his receipt of the Parachute Amount thereunder, treat some or all of such amount as a loan from the Company which Executive shall repay to the Company within 180 days after the receipt thereof, together with interest thereon at the rate provided in Section 7872 of the Code, in either case, by giving the Company notice to such effect.

                  (f) Any determination of the base amount, the Parachute Amount, any liability for excise tax under Section 4999 of the Code or other matter required to be made pursuant to this Section 18, shall be made by the Company's regularly-engaged independent certified public accountants, whose determination shall be conclusive and binding upon the Company and Executive; provided that such accountants shall give to Executive, on or before the date on which payment of the Parachute Amount or any later payment or benefit would be made, a notice setting forth in reasonable detail such determination and the basis therefor, and stating expressly that Executive is entitled to rely thereon.




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                  (g) The number of votes that may be cast by holders of Voting
Securities or Rights upon the issuance or grant thereof shall be deemed to be the largest number of votes that may be cast by the holders of such securities or the holders of any other Voting Securities into which such Voting Securities or Rights are convertible or for which they are exchangeable or exercisable, determined as though such Voting Securities or Rights were immediately convertible, exchangeable or exercisable and without regard to any anti-dilution or other adjustments provided for therein.

         17.      Other Termination Provisions.

                  (a) Upon request by Executive, on the Termination Date or as soon as practicable thereafter, the Company shall assign to Executive, and Executive shall assume, the purchase agreement or lease relating to any automobile or other vehicle that the Company provides for his use on the Termination Date pursuant to Section 4(b) (other than an automobile or other vehicle owned or leased by Executive), if and to the extent assignable under the terms and conditions thereof, and thereafter Executive shall be liable for, and the Company shall be relieved of all liability for, any amount or other obligation required to be paid or performed thereunder in respect of any period commencing after the date of assignment.

                  (b) Throughout the 10-year period following the Termination Date, the Company shall indemnify Executive, and hold him harmless from, any loss, damages, liability, obligation or expense that he may suffer or incur in connection with any claim made or Proceeding commenced during such period relating to his service as a director, officer, employee or agent of the Company (or any subsidiary thereof) to the same extent and in same manner as the Company shall be obligated so to indemnify Executive immediately prior to the Termination Date; provided that, if during such 10-year period the Company adopts or assumes any indemnification policy or practice with respect to its directors, officers, employees or agents that is more favorable than that in effect on the Termination Date, Executive shall be entitled to such more favorable indemnification.

                  (c) Throughout the 10-year period following the Termination Date, the Company shall maintain for the benefit of Executive directors' and officers' liability insurance (on a "claims made" basis) providing coverage at least as favorable to Executive (including with respect to limits of liability, exclusions, and deductible and retention amounts) as that in effect on the Termination Date.

         18. Limitation of Authority. Except as expressly provided herein, no provision hereof shall be deemed to authorize or empower either party hereto to act on behalf of, obligate or bind the other party hereto.

         19. Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail,



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postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the following address:

         to the Company at:  22761 Pacific Coast Highway, Suite 226
                             Malibu, California 90265
                             Attn: President
                             Fax: (310) 317-8527

         with a copy to:     Feder, Kaszovitz, Isaacson, Weber, Skala & Bass LLP
                             750 Lexington Avenue
                             New York, New York 10022
                             Attn: Murray L. Skala, Esq.
                             Fax: (212) 888-7776

         to Executive at:    27086 Malibu Cove Colony Drive
                             Malibu, California 90265
                             Fax: (310) 457-3311

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a) (i), the date of the receipt; in the case of clause (a) (ii), five business days after such notice or demand is sent; and, in the case of clause
(b), the business day next following the date such notice or demand is sent.

         20. Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

         21. Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

         22. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of California without regard to principles of choice of law or conflict of laws.

         23. Jurisdiction. Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the courts of the State of California and the United States District Court for the Southern District of California in connection with any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the County of Los Angeles, State of California, or such District, and agrees that service of any summons, complaint, notice or other process relating to such proceeding may be effected in the manner provided by clause (a) (ii) of Section 19.




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

         24. Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

         25. Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

         26. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

         27. Assignment. This Agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect, except that this Agreement shall be assigned to, and assumed by, any person with or into which the Company merges or consolidates, or which acquires all or substantially all of its assets, or which otherwise succeeds to and continues the Company's business substantially as an entirety. Except as otherwise expressly provided herein or required by law, Executive shall not have any power of anticipation, assignment or alienation of any payments required to be made to him hereunder, and no other person may acquire any right or interest in any thereof by reason of any purported sale, assignment or other disposition thereof, whether voluntary or involuntary, any claim in a bankruptcy or other insolvency proceeding against Executive, or any other ruling, judgment, order, writ or decree.

         28. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any person not a party hereto.

         29. Titles and Captions. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

         30. Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.




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

         31. References. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Article, Section or other part hereof.

         32. No Presumptions. Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

         33.      Certain Definitions.  As used herein:

                  (a) "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, government or governmental authority, agency or instrumentality, or any group of the foregoing acting in concert.

                  (b) A "Proceeding" is any suit, action, arbitration, audit, investigation or other proceeding before or by any court, magistrate, arbitration panel or other tribunal, or any governmental agency, authority or instrumentality of competent jurisdiction.

         34. Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto, including without limitation the Employment Agreement dated as of January 1, 1998 between the Company and Executive, as amended, which shall terminate, notwithstanding any contrary provision thereof, immediately upon the commencement of the Term, except that each party thereto shall (a) remain required to perform any act and to satisfy any obligation or condition that such party is required to perform or satisfy thereunder with respect to any event occurring or circumstance existing during the term thereof (including without limitation the payment or delivery to Executive of any compensation, reimbursable expense or employee benefit or perquisite to which he may be entitled, but which has not yet been paid to him, on account of his employment thereunder) that has not been so performed or satisfied, and (b) retain its right thereunder to assert or to allege any claim or cause of action relating to or based upon, or otherwise to enforce, any provision thereof with respect to any event occurring or circumstance existing during the term thereof.





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

                  IN WITNESS WHEREOF, the undersigned have duly executed this Agree ment as of the day and year first above written.


                                    THE COMPANY:

                                    JAKKS PACIFIC, INC.


                                    By:  /s/ Jack Friedman
                                         ------------------------
                                         Name: Jack Friedman
                                         Title: Chairman


                                    EXECUTIVE:


                                    /s/ Stephen G. Berman
                                    ----------------------------
                                    Stephen G. Berman







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